Exhibit 3.21

State of Delaware
Secretary of State
Division of Corporations
Delivered 06:32 PM 11/28/2007
FILED 06:33 PM 11/28/2007
SRV 071264273 — 4464518 FILE
STATE OF DELAWARE
CERTIFICATE OF FORMATION
OF
INTERACTIVE ONE, LLC
FIRST: The name of the limited liability company is Interactive One, LLC (the “Company”).
SECOND: The address, including street, number, city, and county, of the registered office of the Company in the State of Delaware is 1209 Orange Street, City of Wilmington, County of New Castle, Delaware 19801; and the name of the registered agent of the Company in the State of Delaware at such address is The Corporation Trust Company.
     IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation this, 28th day of November, 2007.

/s/ Deborah Hawkins
Name:	Deborah Hawkins
Authorized Person

INTERACTIVE ONE, INC.
5900 Princess Garden Parkway
5th Floor
Lanham, MD 20706
CONSENT TO USE OF NAME
     INTERACTIVE ONE, INC., a corporation organized under the laws of the State of Delaware, hereby consents to the organization of INTERACTIVE ONE, LLC in the State of Delaware.
     IN WITNESS WHEREOF, the said corporation has caused this consent to be executed by its Vice President this 28th day of November, 2007.

INTERACTIVE ONE, INC.
By:	/s/ Linda J. Vilardo
	Name:	Linda J. Vilardo
	Title:	Vice President

State of Delaware
Secretary of State
Division of Corporations
Delivered 06:44 PM 06/05/2008
FILED 04:58 PM 06/05/2008
SRV 080667627 — 4464518 FILE
Certificate of Amendment to Certificate of Formation
of
Interactive One, LLC
It is hereby certified that:
          1. The name of the limited liability company (hereinafter called the “limited liability company”) is:
Interactive One, LLC
          2. The certificate of formation of the limited liability company is hereby amended by striking out the statement relating to the limited liability company’s registered agent and registered office and by substituting in lieu thereof the following new statement:
“The address of the registered office and the name and the address of the registered agent of the limited liability company required to be maintained by Section 18-104 of the Delaware Limited Liability Company Act are Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808.”
Executed on June 5, 2008

By:	/s/ Linda J. Vilardo
	Name:	Linda J. Vilardo
	Title:	Vice President